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GEN-PROBE INCORPORATED

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
APPENDIX A AMENDMENT NO. 1 TO THE 2003 INCENTIVE AWARD PLAN OF GEN-PROBE INCORPORATED

10210 Genetic Center Drive

San Diego, California 92121

AMENDED AND SUPPLEMENTAL

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
AND PROXY STATEMENT

To the Stockholders of Gen-Probe Incorporated:

      This Amended and Supplemental Notice (the “Amended Notice”) amends and supplements the Notice of Annual Meeting of Stockholders and Proxy Statement first mailed to stockholders on April 18, 2003 with respect to the Annual Meeting of Stockholders scheduled for May 29, 2003 (the “Proxy Statement”).

      The purpose of this Amended Notice is to provide stockholders with information about a change in Proposal 2 to be voted on at the Annual Meeting. Specifically, this Amended Notice describes a reduction in the number of shares reserved for issuance under the 2003 Incentive Award Plan of Gen-Probe Incorporated (the “2003 Plan”) from 3,750,000 to 2,500,000, and amends Proposal 2 accordingly. A revised proxy card is enclosed with this Amendment. Due to the short voting period before our Annual Meeting, we encourage you to vote your proxy by telephone or the internet by following the instructions on the enclosed proxy card.

      Since the mailing of the Proxy Statement on April 18, 2003, some of our stockholders have informed us that they prefer the size of the 2003 Plan be reduced from the 3,750,000 shares originally proposed. In response, on May 13, 2003, Gen-Probe’s Board of Directors approved an amendment to the 2003 Plan to reduce the number of shares of the Company’s common stock reserved for issuance thereunder from 3,750,000 to 2,500,000. Attached as Appendix A to this Amended Notice is a copy of Amendment No. 1 to the 2003 Plan, which implements this reduction. No other provisions of the 2003 Plan have been changed. For more information about the 2003 Plan, please see Proposal 2 in the Proxy Statement and the copy of the 2003 Plan attached thereto as Appendix B.

      At the Annual Meeting of Stockholders to be held on Thursday May 29, 2003, you will be asked to approve the adoption of the 2003 Plan, as amended May 13, 2003. Our Board of Directors recommends that you vote in favor of the adoption of the amended 2003 Plan, as well as the other proposals to be voted on at the meeting. Our Board also recommends that you vote in favor of the other proposals to be considered at the Annual Meeting, which are described in the Proxy Statement mailed to you on April 18, 2003.

      It is important that you vote your shares. You will find a proxy card enclosed with this Amended Notice which is identical to the one you received with the Proxy Statement, with the exception that in Proposal 2 the number of shares reserved for issuance pursuant to the 2003 Plan, as amended, is reduced to 2,500,000 from the original amount of 3,750,000. If you have not previously returned your proxy card, or if you wish to revoke a previously submitted proxy, please sign, date and mail the enclosed proxy card in the envelope provided. We encourage you to vote on the Internet by following the instructions on the enclosed proxy card to complete an electronic proxy. If you have already returned your proxy card, and voted FOR Proposal 2 as originally proposed, your proxy will be voted FOR the adoption of the 2003 Plan, as amended, unless you revoke your original proxy or submit a new proxy. Accordingly, if you have already returned your proxy card, and voted FOR Proposal 2 as originally proposed, you do not need to take any further action unless you wish to change your vote. Stockholders of record who attend the Annual Meeting may revoke their proxies and vote in person at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Henry L. Nordhoff
Chairman, Chief Executive Officer and President

San Diego, California

May 15, 2003

APPENDIX A

AMENDMENT NO. 1 TO THE 2003 INCENTIVE

AWARD PLAN OF GEN-PROBE INCORPORATED

      Gen-Probe Incorporated, a Delaware corporation (the “Company”), by resolution of its Board of Directors (the “Board”), adopted the 2003 Incentive Award Plan of Gen-Probe Incorporated (the “2003 Plan”) for the purpose of furthering the long-term stability and financial success of the Company by retaining key employees, directors and consultants who are able to contribute to the financial success of the Company.

      After considering input from significant stockholders of the Company, the Board hereby adopts this Amendment No. 1 to the 2003 Plan, effective as of May 13, 2003, to reduce the number of shares of the Company’s common stock reserved thereunder from 3,750,000 to 2,500,000. On and after the date hereof, each reference in the 2003 Plan to the “Plan” shall mean the 2003 Plan as amended hereby. Except as specifically amended above, the 2003 Plan shall remain in full force and effect. This Amendment No. 1, together with the 2003 Plan, constitute the 2003 Plan in its entirety.

      Section 2.1(a) of the 2003 Plan shall be replaced in its entirety with the following:

      “2.1.     Shares Subject to Plan.

(a) The shares of stock subject to Awards shall be Common Stock, subject to Section 10.3 of the Plan. The aggregate number of such shares which may be issued upon exercise of such Options or rights or upon any such Awards under the Plan shall not exceed Two Million Five Hundred Thousand (2,500,000); provided, however that the aggregate number of shares of Common Stock which may issued as shares of Restricted Stock under the Plan shall not exceed twenty percent (20%) of the total number of shares of Common Stock issuable hereunder. The shares of Common Stock issuable upon exercise of such Options or rights or upon any such Awards may be either previously authorized but unissued shares or treasury shares.”

Executed at San Diego, California this 13th day of May, 2003.

GEN-PROBE INCORPORATED

By:	/s/ R. WILLIAM BOWEN

Name: R. William Bowen
Title: Secretary